Exhibit 10.18

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”), dated as of January 28, 2013, is by and between IDQ Operating, Inc., a Delaware corporation (the “Company”), and Las Colinas Investments, LLC (the “Consultant”). Each of the Company and Consultant are sometimes hereinafter referred to as a “Party” or together as the “Parties”.

WHEREAS, the parties hereto desire to enter into this Agreement whereby the Company shall retain the Consultant and the Consultant shall provide to the Company certain services relating to the Company’s business under the terms hereof.

NOW, THEREFORE, for and in consideration of the covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto mutually agree as follows:

1.                                      Term. Subject to the provisions hereinafter set forth, the term of this Agreement shall commence as of January 1, 2013 and shall continue until the date on which this Agreement is terminated pursuant to Section 4(a) hereof (the “Term”).

2.                                      Services. During the Term, the Consultant shall be reasonably available as needed to consult with, and provide financial advice to, management of the Company on matters involving and relating to the Company’s corporate, financial and management structure and operation, subject to the limits of the Consultant’s experience and expertise. The Consultant shall report directly to, and be subject to the direction and authority of, the Company’s Board of Directors (the “Board”). In particular, the Consultant shall review, and respond to Board requests concerning, the following matters (the “Services”):

(i)                                     oversee and supervise the operations of the Company and its subsidiaries in accordance with policies established by the Board and usual and customary standards of efficient operation and maintenance;

(ii)                                  assist in the preparation of operating budgets and business plans;

(iii)                              advise and assist the Company and its subsidiaries in formulating long-term business strategies; and

(iv)                               respond to Board requests concerning, and perform any other advisory services reasonably requested by the Board from time to time and to which Consultant agrees.

3.                                      Consulting Fee and Additional Consulting Fees.

(a)                                 During the Term, the Company shall pay the Consultant an aggregate consulting fee equal to $125,280 per annum, payable in arrears in equal monthly installments (the “Consulting Fee”).

(b)                                 Reference is hereby made to that certain Waiver regarding Management Agreement, dated as of the date hereof (the “Kinderhook Waiver”), by Kinderhook Industries III, L.P. (“KI”) in favor of IDQ Holdings, Inc. (“IDQ Holdings”). To the extent that at any time during the Term, there is an Additional 7.2% Waived Amount (as such term is defined in the Kinderhook Waiver), the Company shall pay the Consultant as an additional consulting fee, an amount equal to such Additional 7.2% Waived Amount (an “Additional Consulting Fee”), which Additional Consulting Fee shall be paid by the Company to Consultant by no later than five business days after the date on which such Additional 7.2% Waived Amount would have been payable to KI but for the waiver by KI of such Additional 7.2% Waived Amount pursuant to the Kinderhook Waiver.

4.                                      Termination.

(a)                                 This Agreement shall terminate upon the earlier of the following to occur: (i) the date on which Michael Klein ceases to be an employee of the Company for any reason, which shall result in the termination of the Term; (ii) the date on which Kinderhook Capital Fund III, L.P. ceases to, directly or indirectly, own a majority of the issued and outstanding shares of capital stock of the Company, which shall result in the termination of the Term or (iii) upon written notice by the Consultant to the Company, which shall result in the termination of the Term.

(b)                                 In the event of termination of this Agreement pursuant to clauses (i), (ii) or (iii) of Section 4(a) above, the Term shall terminate, and the Consultant shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Consulting Fees and Additional Consulting Fees. Except as specifically set forth in this Section 4(b), the Company shall have no liability or obligation hereunder by reason of, or subsequent to, such termination.

5.                                      Liability. Consultant shall not be liable to the Company or its direct and indirect subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of the Services, unless such loss, liability, damage or expense shall be proven to result directly and primarily from the gross negligence or willful misconduct of Consultant.

6.                                      Indemnification. The Company shall indemnify and hold harmless Consultant and its affiliates (each being an “Indemnified Party”) from and against any and all losses, claims, damages, expenses, and liabilities to which any such Indemnified Party may become subject under any applicable federal or state law, or any claim made by any third party or otherwise, relating to or arising out of this Agreement or the engagement of Consultant pursuant to this Agreement, or the performance by Consultant or such Indemnified Party of the Services, and the Company shall pay or reimburse each Indemnified Party for all costs and expenses (including reasonable attorneys’ fees and expenses) as such costs and expenses are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. The Company shall not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability, cost or expense is determined by a court of competent jurisdiction in a final judgment from which no further appeal may be taken, to have resulted solely from the gross negligence or willful misconduct of Consultant or any affiliate of Consultant. The reimbursement and indemnity obligations of the Company under this

Section 6 shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of Consultant, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Consultant and any such affiliate. The foregoing provisions shall survive the termination of this Agreement.

7.                                      Miscellaneous.

(a)                                 Entire Agreement; Amendments. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Consultant and the Company.

(b)                                 Severability. If any provision of this Agreement is or becomes illegal, invalid or unenforceable under any law or regulation of any jurisdiction, it shall, as to such jurisdiction, be deemed modified to the least degree necessary to conform to the requirements of such law or regulation, or if for any reason it is not deemed so modified, it shall be illegal, invalid or unenforceable only to the extent set forth in the law or regulation without affecting the legality, validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement.

(c)                                  Waiver. The waiver of a breach of any term of this Agreement by either party hereto shall not operate or be construed as a waiver by such party of the breach of any other term of this Agreement or as a waiver of a subsequent breach of the same term of this Agreement.

(d)                                 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by the Consultant without the prior written consent of the Company; provided, that the Consultant shall be permitted, upon thirty (30) days’ prior written notice, to assign, in whole or in part, the rights, interests or obligations hereunder to any entity controlled by, or under common control with, Michael Klein, subject to the prior written consent of the Company, such consent not to be unreasonably withheld. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

(e)                                  Binding Effect. This Agreement shall be binding on the parties hereto and on their respective heirs, administrators, executors, successors, and permitted assigns.

(f)                                   Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions. Each party consents to the in personam jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York in connection with any claim or dispute arising under or in connection with this Agreement.

(g)                                  Relationship of the Parties. The parties specifically acknowledge that the Consultant is an independent contractor to the Company, and that the Consultant shall in no way be construed to be an agent of the Company. Notwithstanding anything to the contrary that may be contained in this Agreement, the Consultant shall not have the power or authority hereunder to obligate, bind or commit the Company or any of its subsidiaries in any respect without a power of attorney, delegation or other written authorization from the Company.

(h)                                 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute but a single document.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Consulting Agreement on the date first above written.

IDQ OPERATING, INC.

By:	/s/ Gerard Rooney
	Name:	Gerard Rooney
	Title:	CFO

LAS COLINAS INVESTMENTS, LLC

By:	/s/ Michael Klein
	Name:	Michael Klein
	Title:	Sole Member